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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement under the Securities Act of 1933 on Form N-1A of our report dated March 9, 2001 on our audit of the statement of assets and liabilities of the Warburg, Pincus Aggressive Growth Fund, Inc., as of March 6, 2001. We also consent to the reference to our Firm under the headings "Independent Accountants and Counsel" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 9, 2001